DEFERRED COMPENSATION PLAN
                                       FOR
                          TRUSTEES OF IDEX SERIES FUND
                                     AND FOR
                       DIRECTORS OF WRL SERIES FUND, INC.


                                    Article I
                               Purpose & Authority

     1.1 Purpose. The purpose of the Plan is to offer Trustees and Directors the opportunity to defer receipt of a portion of their fees from the Funds, under terms advantageous both to the Trustees and Directors and to the Funds.

     1.2 Effective Date. The Plan is effective as of January 1, 1996.

     1.3 Authority. Any decision made or action taken by the Funds and any of its officers or employees involved in the administration of this Plan, or any member of the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of all and each of them, as the case may be, and will be conclusive and binding on all parties. No officer or employee of the Funds shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving the member's or employee's bad faith, for anything done or omitted to be done by himself or herself.

                                   Article II
                                   Definitions

     2.1  "Account"  means,  for  any   Participant,   the  memorandum   account
established for the Participant under Section 4.1.

     2.2 "Account Balance" means, for any Participant as of any date, the aggregate amount reflected in his or her Account.

     2.3 "Beneficiary" means the person or persons designated from time to time in writing by a Participant to receive payments under the Plan after the death of such Participant or, in the absence of such designation or in the event that such designated person or persons predeceases the Participant, the Participant's estate.

     2.4 "Committee" means the committee established by the Boards of Trustees and the Board of Directors (as applicable) of the Funds to administer the Plan.

     2.5 "Deferral Election" means an election by a Trustee or Director to defer a portion of his or her fees from the Funds under the Plan, as described in
Section 3.1.

     2.6 "Director" means a member of the Board of Directors of WRL Series Fund, Inc.

     2.7 "Fund" means IDEX Series Fund or WRL Series Fund, Inc.

     2.8 "Participant" means a Trustee or Director or a former Trustee or Director who has made a Deferral Election and who has not received a distribution of his or her entire Account Balance.

     2.9 "Plan" means the Deferred Compensation Plan for Trustees of IDEX Series Fund and for Directors of WRL Series Fund, Inc.

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     2.10  "Revised  Election"  means  an  election  made by a  Participant,  in accordance with Section 5.2, to change the date as of which payment of his or her Account Balance is to commence and/or the form in which such payment is to be made.

     2.11 "Trustee" means a member of the Board of Trustees of IDEX Series Fund, including a trustee emeritus. 2.12 "Valuation Date" means each March 31, June 30, September 30, December 31, and such other dates as may be determined by the Committee. Article III Deferral of Compensation

     3.1 Deferral Election.

          (a) During any calendar year, each individual who is a Trustee or Director for such calendar year may, by properly completing a Deferral Election, elect to defer all or a portion of the fees that, absent deferral, would be paid to him or her for services rendered during the next following calendar year.

          (b) To be effective, a Deferral Election must be made in writing by the Trustee or Director on a form furnished by the Committee on or before the September 30 preceding the calendar year during which the amounts to be deferred, absent deferral, would be paid to the Trustee or Director;
     provided, however, that an individual who becomes a Trustee or Director after the effective date of the Plan (as set forth in Section 1.2) may make a Deferral Election with respect to fees that, absent deferral, would be paid to him or her during the remainder of the calendar year in which he or she becomes a Trustee or Director by filing the required written election with the Committee on or before the date that is 30 days after the date on which he or she becomes a Trustee or Director.

          (c) Notwithstanding any provision of the Plan to the contrary, a Trustee or Director may make a Deferral Election with respect to fees that, absent deferral, would be paid to him or her in 1996 by filing the required written election with the Committee on or before January 30, 1996.

          (d) Once made, a Deferral Election shall become effective upon approval by the Committee and is thereafter irrevocable, except to the extent otherwise provided in Section 5.2. A Deferral Election will be deemed to have been approved by the Committee if it is not disapproved by the Committee within ten days of the date on which it is received.

          (e) A Deferral Election filed by a Trustee or a Director must specify either a percentage or a certain dollar amount of his or her fees to be deferred under the Plan. In addition, the Deferral Election must specify the date on which payment of the Trustee's or the Director's Account Balance is to commence and the manner in which such payment is to be made.

               (1) The Trustee or Director must specify the date as of which payment of his or her Account Balance is to commence and may specify that such payment is to commence as of:

                    (A) the  termination  of his or her  status as a Trustee  or
               Director; or

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                    (B) a specific date (which may be determined by reference to the termination of his or her status as a Trustee or Director) that is at least five years after the date on which the amounts to be deferred, absent deferral, would be paid to the Trustee or Director.

               (2) The Trustee or Director must specify the manner in which payment of his or her Account Balance is to be made and may specify that such payment is to be made either in a single sum or in a number of quarterly installments (not to exceed 40).

          (f) Deferrals of a Trustee's or a Director's fees shall be credited to the Plan ratably throughout the year (or, where applicable, the portion of the year) to which the Deferral Election applies.

          (g) Unless the Deferral Election form specifically provides otherwise, a Deferral Election shall expire as of the last day of the calendar year that includes the first day on which any amount, absent deferral, would be paid to the Trustee or Director.

                                   Article IV
                          Treatment of Deferred Amounts

     4.1 Memorandum Account. The Funds shall establish on their books an Account for each Participant. Amounts deferred by a Participant pursuant to a Deferral Election shall be credited to the Participant's Account on the date on which the deferred amounts, absent deferral, would have been paid to the Participant. In addition, as of each Valuation Date, incremental amounts determined in accordance with Section 4.2 will be credited or debited to each Participant's Account. Any payments made to or on behalf of the Participant and for his or her Beneficiary shall be debited from the Account. No assets shall be segregated or earmarked in respect to any Account and no Participant or Beneficiary shall have any right to assign, transfer, pledge or hypothecate his or her interest or any portion thereof in his or her Account. The Plan and the crediting of Accounts hereunder shall not constitute a trust or a funded arrangement of any sort and shall be merely for the purpose of recording an unsecured contractual obligation of the Fund.

     4.2 Hypothetical Investment Designation.

          (a) Subject to the provisions of this Section 4.2, a Participant's Account shall be credited or debited with amounts equal to the amounts that would be earned or lost with respect to the Participant's Account Balance if amounts equal to that Account Balance were actually invested in A Shares of the IDEX Series Fund in the manner specified by the Participant. In determining the number of such shares by which a Participant's Account Balance will be determined as of any date, no front-end sales charge will be applied.

          (b) Each Participant shall elect, in 10 percent increments, one or more of the portfolios available under the IDEX Series Fund to be used as a measure of the hypothetical investment performance of his or her Account. Any such election shall continue in effect until modified by a subsequent election. A Participant may modify his or her hypothetical investment designations in accordance with rules prescribed by the Committee.

          (c) Any investment designation made under this Section shall be hypothetical only. No Fund shall be obligated to invest any amounts in the portfolios selected by a Participant, but will merely maintain bookkeeping entries to reflect the hypothetical earnings or losses that would have been credited to or debited from the Participant's Account if in fact amounts had been invested in the selected portfolios.

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          (d)  Notwithstanding  the  foregoing,  until such time as an exemptive order is granted with respect to the Plan by the Division of Investment Management of the Securities and Exchange Commission which has the effect of permitting hypothetical investment performance to be measured by the performance of a Fund or Funds, each Account shall be deemed to earn interest at an annual rate, effective on each January 1, determined by the Committee; provided, however, that if the Committee does not select a new interest rate on or prior to any subsequent January 1, the rate in effect prior to such date shall remain in effect until a new rate is determined by the Committee. The initial interest rate shall be six percent.

                                    Article V
                           Payment of Deferred Amounts

     5.1 Form and Time of Payment. The benefits to which a Participant or a Beneficiary may be entitled under the Plan shall be paid in accordance with this
Section 5.1.

          (a) All payments under the Plan shall be made in cash.

          (b) Except as otherwise provided in Section 5.2 or Section 5.3, payment of a Participant's Account Balance shall commence as of the
     Valuation Date next following the date or dates specified in the Participant's Deferral Election or Elections or (where applicable) the Participant's Revised Election or Elections; provided, however, that where the Participant's Deferral Election or Elections or (where applicable) the Participant's Revised Election or Elections specify that payments with respect to a Participant's Account Balance are to commence as of a specified date or specified dates not determined by reference to the termination of the Participant's status as a Trustee or Director and the Participant's status as such terminates prior to such date or dates, payment of the portion of the Participant's Account Balance that was deferred to such date or dates shall commence as of the Valuation Date next following the termination of the Participant's status as a Trustee or Director.

          (c) All payments shall be made in the form or forms specified in the Participant's Deferral Election or Elections or (where applicable) the Participant's Revised Election or Elections.

          (d) To the extent a Participant has not specified the form or time of payment of his or her Account Balance, payment will be made in a single sum as soon as administratively practicable, but in any event within 90 days, after the first Valuation Date following the termination of the Participant's status as a Trustee or a Director.

          (e) Notwithstanding any election made by a Participant, any portion of a Participant's Account Balance that has not been paid to the Participant as of the date of his or her death shall be paid to the Participant's Beneficiary in the form elected by the Participant. If the Participant dies after payments of his or her Account Balance have begun, payments will continue as if the Participant had not died. If the Participant dies before payments have commenced, payments will commence as soon as administratively practicable, after the Valuation Date following the date on which the Committee receives notification of the Participant's death.

     5.2 Revised Election.

          (a) Pursuant to a Revised Election, a Participant may specify:

               (1)  a  date  for  the   commencement   of  the  payment  of  the
          Participant's Account Balance that is after the date specified in the Participant's Deferral Election; and/or

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               (2) a  form  of  payment  that  calls  for a  greater  number  of installment payments than that specified in the Participant's Deferral Election, or a number of annual installment payments where the Participant specified a single sum payment in his or her Deferral Election.

          (b) If a Participant has made a Revised Election with respect to amounts the payment of which has been deferred to a certain date, the Participant may not thereafter make another Revised Election with respect to amounts the payment of which, as of the date on which such Revised Election is made and before giving effect to the Revised Election, has been deferred to the same date.

          (c) To be effective, a Revised Election must be:

               (1) made in writing by the Participant on a form furnished for such purpose by the Committee;

               (2) submitted to the Committee on or before the date that is one year and one day before the date on which the portion of the Participant's Account Balance that is the subject of the Revised Election would, absent the Revised Election, first become payable; and

               (3) approved by the Committee. A Revised Election will be deemed to have been approved by the Committee if it is not disapproved by the Committee within ten days of the date on which it is received.

     5.3 Payments in the Event of Financial Hardship.

          (a) Notwithstanding any other provision of the Plan to the contrary, a Participant may receive payment of all or a portion of his or her Account Balance as soon as administratively practicable following the approval by the Committee of a written application for such payment which demonstrates that the Participant has incurred a severe financial hardship as a result of an unanticipated emergency beyond the control of the Participant. The amount of any payment made pursuant to this Section 5.3 shall be limited to the amount necessary to meet the financial hardship (including any taxes that Participant will be required to pay as a result of the payment).

          (b) Where a Participant receives a payment of less than his or her entire Account Balance pursuant to Subsection 5.3(a), the portion of the Participant's Account Balance to which each hypothetical investment Fund designation is applied shall be reduced proportionately so that the investment Fund designations apply to the Participant's Account Balance in the same percentages immediately before and immediately after the payment.

     5.4 Acceleration of Payment.

          (a) Notwithstanding any provision of the Plan to the contrary, in the event the Committee determines that any portion of a Participant's Account Balance is the subject of a final determination by the Internal Revenue Service that such portion is includible in the Participant's taxable income, the Participant's Account Balance shall be distributed to the extent it is so includible. All income taxes and related interest and penalties associated with credits to or distributions from a Participant's Account shall be borne by the Participant.

          (b) Notwithstanding any other provision of this Plan to the contrary, the portion of any Account Balances attributable to fees earned from a Fund shall be paid to all or any group of similarly situated Participants or Beneficiaries, whether before or after the termination of the Participants' status as Trustees or Directors, upon the dissolution, liquidation or winding up of such Fund, whether voluntary or involuntary, or the disposition of all or substantially all of the Fund's assets (unless the Fund's obligations under the Plan have been assumed by a financially responsible party purchasing such

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     assets) or upon the merger or  consolidation  of the Fund (unless  prior to the merger or consolidation the Fund's Board of Trustees or Directors determines that the deferrals under the Plan shall survive the merger or consolidation).

                                   Article VI
                                  Miscellaneous

     6.1 Amendment. The Committee may modify or amend, in whole or in part, any of or all the provisions of the Plan, or suspend or terminate it entirely; provided, however, that any such modification, amendment, suspension or termination may not, without the Participant's consent, adversely affect any deferred amount credited to him or her for any period prior to the effective date of such modification, amendment, suspension or termination. The Plan shall remain in effect until terminated pursuant to this provision.

     6.2 Administration. The Committee shall have the sole authority to interpret the Plan and in its discretion to establish and modify administrative rules for the Plan. All expenses and costs in connection with the operation of this Plan shall be borne by the Corporation. The Corporation shall have the right to deduct from any payment to be made pursuant to this Plan any federal, state or local taxes required by law to be withheld, and any associated interest and/or penalties.

     6.3 Governing Law. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the state of Florida, except as such laws may be superseded by the federal law.


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                           DEFERRED COMPENSATION PLAN
                                       FOR
                          TRUSTEES OF IDEX SERIES FUND
                                     AND FOR
                   DIRECTORS OF WRL SERIES FUND, INC. ("PLAN")
                                      1998
                             DEFERRAL ELECTION FORM

I.   DEFERRAL OF FEES

I wish to defer the payment of the Trustee's fees or Director's fees that would be payable to me during calendar year 1998. Specifically, beginning with any fees that are payable to me as of January 1, 1998, I wish to defer (choose one):

     ______ _____ percent of these fees.


     ------ $-----.

II.  TIME OF DISTRIBUTION

I wish to receive the amounts deferred pursuant to Part I above beginning as of (check one):

     ______ my retirement or other termination of active employment.

     ______ (a) the earlier of my retirement or other termination of active employment or

     (b)________________, ______ (enter a date which is at least five years from the date on which the first deferral is to be made).

III. FORM OF DISTRIBUTION

I wish to receive payment of the amounts deferred pursuant to Part I (choose one):

     ______ as a lump sum.

     ______ in ______ (enter a number not to exceed 40) quarterly installments.

IV.  HYPOTHETICAL INVESTMENT DESIGNATION

I wish to have the hypothetical investment designations applied to the amounts deferred pursuant to Part I above in the following percentages:

     ______% IDEX Aggressive Growth Portfolio

     ______% IDEX International Equity Portfolio

     ______% IDEX Capital Appreciation Portfolio

     ______% IDEX Global Portfolio

     ______% IDEX Growth Portfolio

     ______% IDEX C.A.S.E. Portfolio

     ______% IDEX Value Equity Portfolio

     ______% IDEX Strategic Total Return Portfolio

     ______% IDEX Tactical Asset Allocation Portfolio

     ______% IDEX Balanced Portfolio

     ______% IDEX Flexible Income Portfolio

     ______% IDEX Income plus Portfolio

     ______% IDEX Tax-Exempt Portfolio


NOTE:Hypothetical Investment Designations must be selected in percentages that are multiples of ten percent and that add up to 100 percent.

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V.   BENEFICIARY DESIGNATION: I hereby designate the following beneficiary:

Primary Beneficiary:
Name:
Address:

Social Security No.:
Relationship:

Contingent Beneficiary:
Name:
Address:

Social Security No.:
Relationship:

I understand that my elections set forth in Parts I, II and III above are generally irrevocable. I may, however, change my elections set forth in Parts IV and V above in accordance with the procedures set forth in the Plan.


                                                 -------------------------------
                                                 Name

                                                 -------------------------------
                                                 Signature

                                                 -------------------------------
                                                 Date



Return to:

  Tom Moriarty, Senior Vice President
  IDEX Series Fund
  P.O. Box 9015
  Clearwater, FL  34618-9771

By:  September 30, 1997


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